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                                                                        Page 47

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



NAME OF                                     STATE OF                          NAME UNDER WHICH
SUBSIDIARY                                  INCORPORATION                     SUBSIDIARY DOES BUSINESS
----------                                  -------------                     ------------------------

CHW LLC                                     Delaware                          CHW LLC

Providence Insurance Company,               A Bermudian Company               Providence Insurance Company,
   Limited                                                                       Limited

CatoSouth LLC                               North Carolina                    CatoSouth LLC

Cato of Texas L.P.                          Texas                             Cato of Texas L.P.

Cato Southwest, Inc.                        Delaware                          Cato Southwest, Inc.

CaDel LLC                                   Delaware                          CaDel LLC

CatoWest LLC                                Nevada                            CatoWest LLC

Cedar Hill National Bank                    A Nationally Chartered            Cedar Hill National Bank
                                                Bank